
                                                                                                              EXHIBIT 12


                                                               MERRILL LYNCH PREFERRED CAPITAL TRUST III
                                                                MERRILL LYNCH PREFERRED FUNDING III, L.P.
                                                                 COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                          (dollars in thousands)


                                                                                                           FOR THE PERIOD
                                      FOR THE YEAR ENDED                  FOR THE YEAR END                JANUARY 16, 1998
                                      DECEMBER 29, 2000                   DECEMBER 31, 1999             TO DECEMBER 25, 1998
                           ---------------------------------  ---------------------------------  ----------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH    MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED        PREFERRED       PREFERRED
                           CAPITAL TRUST III FUNDING III,L.P. CAPITAL TRUST III FUNDING III,L.P. CAPITAL TRUST III FUNDING III, L.P.
                           ----------------- ---------------  ----------------- ---------------  ----------------- ----------------


Earnings                       $ 54,124           $ 63,565        $ 54,124           $ 63,471         $ 51,727            $ 60,685
                               ========           ========        ========           ========         ========            ========


Fixed charges                  $      -           $      -        $      -           $      -         $      -            $      -

Preferred securities
 distribution
 requirements                    52,500             54,124          52,500             54,124           50,175              51,727
                               --------           --------        --------           --------         --------            --------

Total combined fixed
 charges and preferred
 securities distribution
 requirments                   $ 52,500           $ 54,124          52,500           $ 52,124         $ 50,175            $ 51,727
                               ========           ========        ========           ========         ========            ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17             1.03                1.17

